UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 14, 2021 (June 11, 2021)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
6.25% Notes due 2028, par value $25	PBY	New York Stock Exchange
6.875% Notes due 2029, par value $25	PBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At 3:00 p.m. (Eastern Time) on June 11, 2021, the Company held a Special Meeting of Stockholders on the Internet by virtual means (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on one proposal, which was approved. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the SEC on March 15, 2021. As of March 15, 2021, the record date, 389,518,023 shares of stock were eligible to vote, which included 108,131,739 shares owned by affiliates. The final voting results from the Special Meeting were as follows:

Proposal 1.    To authorize the Company, with approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price or prices below the Company’s then current net asset value per share in one or more offerings subject to certain conditions as set forth in the accompanying proxy statement (including that the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale).

For	Against	Abstained	Broker Non-Votes
210,939,316	32,919,267	6,529,657	-

The vote on the above proposal, adjusted for 106,537,303 affiliated shares, was as follows:

For	Against	Abstained	Broker Non-Votes
104,402,013	32,919,267	6,529,657	-

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  June 14, 2021